CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Marketing Media Holdings, Inc.

We hereby consent to the use of our report dated April 10, 2007, with respect to the financial statements of China Marketing Media Holdings, Inc. in the Registration Statement on Form 10-SB/A to be filed on May 4, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
May 4, 2007